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As filed with the Securities and Exchange Commission on December 18, 2003

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	06-1047163 (I.R.S. Employer Identification No.)
Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142 (Address of Principal Executive Offices)

GENYME CORPORATION 401(K) PLAN
(Full Title of the Plan)

PETER WIRTH Genzyme Corporation Genzyme Center 500 Kendall Street Cambridge, Massachusetts 02142 (617) 252-7500 (Name, Address and Telephone Number of Agent for Service)
with copies to: PAUL KINSELLA Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Genzyme General Division Common Stock, $0.01 par value(3)	120,000 shares	$45.79	$5,494,800	$444.53

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Plus, pursuant to Rule 416(a) under the Securities Act, such additional number of shares of Genzyme General Division Common Stock (the "Genzyme General Stock") as may be issued upon a stock split, stock dividend, or similar transaction. This registration statement also covers 11,338 shares of Genzyme General Stock that are being carried forward from the Registrant's 401(k) Plan, which the Registrant previously registered on Form S-8 (File No. 333-55126) on February 7, 2001; an aggregate registration fee of $2,520 was paid with the registration of these shares.

(2)
Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Genzyme General Stock as reported by the Nasdaq National Market System on December 12, 2003, to be $46.18 and $45.39, respectively.

(3)
Includes associated purchase rights which currently are evidenced by certificates for shares of Genzyme General Stock and automatically trade with such shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents that we filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a)   Our Annual Report on Form 10-K for the year ended December 31, 2002 (excluding the financial statements for Genzyme Corporation included in Exhibit 13.1, which are included in our Current Report on Form 8-K filed on December 3, 2003, and incorporated by reference herein, and excluding exhibits 13.2, 13.3, and 13.4), filed on March 31, 2003, as amended on Form 10-K/A filed on April 29, 2003;

        (b)   The Genzyme Corporation 401(k) Plan Annual Report on Form 11-K for the year ended December 31, 2002, filed on June 26, 2003;

        (c)   Our Quarterly Reports on Form 10-Q filed on May 7, 2003, August 13, 2003, and November 13, 2003;

        (d)   Our Current Reports on Form 8-K filed on January 10, 2003, May 8, 2003, May 28, 2003, July 1, 2003, September 11, 2003, and September 23, 2003, December 3, 2003, and December 10, 2003;

        (e)   The portions of our Proxy Statement on Schedule 14A filed on April 23, 2003, that are deemed "filed" with the SEC under the Securities Exchange Act of 1934; and

        (f)    The description of the Genzyme General Stock contained in our registration statement on Form 8-A filed on December 19, 2000, as amended on June 6, 2001, and July 1, 2003, including any further amendment or report filed hereafter for the purpose of updating such description.

        All documents filed after the date of this registration statement by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all shares of Genzyme General Stock offered hereunder have been sold or which deregisters all shares of Genzyme General Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants Genzyme the power to indemnify any director, officer, employee, or agent to whatever extent permitted by Genzyme's Articles of Organization, By-Laws, or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

        Article VI of Genzyme's By-Laws provides that Genzyme shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties, and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative, or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation, or the proceeding seeks a declaratory judgment regarding his or her own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he or she shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Genzyme or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by Genzyme, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

        The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers, and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer, or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors, and administrators of such a person.

        Genzyme also has in place agreements with certain officers and directors which affirm Genzyme's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by Genzyme's By-Laws.

        Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. Section VI.C.5. of Genzyme's Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

        See Exhibit Index immediately following the signature page.

Item 9. Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 18th day of December, 2003.

GENZYME CORPORATION
By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance; Chief Financial Officer; and Chief Accounting Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Evan M. Lebson, and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ HENRI A. TERMEER Henri A. Termeer	Principal Executive Officer and Director	December 18, 2003
/s/ MICHAEL S. WYZGA Michael S. Wyzga	Principal Financial and Accounting Officer	December 18, 2003
/s/ CONSTANTINE E. ANAGNOSTOPOULOS Constantine E. Anagnostopoulos	Director	December 18, 2003
/s/ DOUGLAS A. BERTHIAUME Douglas A. Berthiaume	Director	December 18, 2003
/s/ HENRY E. BLAIR Henry E. Blair	Director	December 18, 2003

/s/ ROBERT J. CARPENTER Robert J. Carpenter	Director	December 18, 2003
/s/ CHARLES L. COONEY Charles L. Cooney	Director	December 18, 2003
/s/ VICTOR J. DZAU Victor J. Dzau	Director	December 18, 2003
/s/ CONNIE MACK III Connie Mack III	Director	December 18, 2003

        Pursuant to the requirements of the Securities Act of 1933, the administrator of the Genzyme Corporation 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 18th day of December, 2003.

GENZYME CORPORATION 401(K) PLAN
By:	/s/ ZOLTAN CSIMMA Zoltan Csimma Member, Genzyme Benefits Plan Committee

EXHIBIT INDEX

Exhibit Number	Description
*4.1	Restated Articles of Organization of Genzyme, as amended. Filed as Exhibit 3 to Genzyme's Form 8-K filed with the Commission on June 6, 2001.
*4.2	By-laws of Genzyme, as amended. Filed as Exhibit 3.2 to Genzyme's Form 10-Q for the quarter ended September 30, 1999.
*4.3
Third Amended and Restated Renewed Rights Agreement dated as of June 30, 2003, between Genzyme and American Stock Transfer & Trust Company. Filed as Exhibit 3 to Genzyme's registration statement on Form 8-A filed on July 1, 2003.
*4.4
Indenture, dated as of May 8, 2001, between Genzyme and State Street Bank and Trust Company, as Trustee, including the form of debenture. Filed as Exhibit 4.1 to Genzyme's Form 8-K filed on May 11, 2001.
*4.5
Securities Purchase Agreement, dated as of April 17, 2001, and amended on September 26, 2001, by and among Novazyme Pharmaceuticals, Inc. and several purchasers. Filed as Exhibit 4.2 to Genzyme's Form 10-Q for the quarter ended September 30, 2001.
*4.6
Indenture, dated as of December 9, 2003, between Genzyme and U.S. Bank National Association, as Trustee, including the form of note. Filed as Exhibit 4.1 to Genzyme's Form 8-K filed on December 10, 2003.
*4.7	Registration Rights Agreement, dated December 9, 2003, by and between Genzyme Corporation and UBS Securities LLC. Filed as Exhibit 10.1 to Genzyme's Form 8-K filed on December 10, 2003.
5	Opinion of Ropes & Gray LLP. Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants to Genzyme. Filed herewith
23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5 hereto).
24	Power of Attorney (included on signature page to this registration statement).

*
Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 10-Q, 8-K, 8-A, or Schedule 14A of Genzyme Corporation were filed under Commission File No. 0-14680.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX